SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 20, 1993


                      CARE ENTERPRISES, INC.
      (Exact name of Registrant as specified in its charter)

      Delaware                1-9310               95-3311961
   (State or other          (Commission         (I.R.S. Employer
   jurisdiction of          File Number)       Identification No.)
   incorporation)

                          2742 Dow Avenue
                  Tustin, California  92680-7245
             (Address of principal executive offices)

        Registrant's telephone number, including area code
                          (714) 544-4443

Item 5.    Other Events

           The Registrant (hereinafter "Care") and Regency Health Services, Inc., a Delaware corporation ("Regency"), have entered into an Agreement and Plan of Merger dated as of December 20, 1993 (the "Merger Agreement"). Pursuant to the Merger Agreement, Care will be merged with and into Regency with Regency as the surviving corporation (the "Merger") and each share of Care's Common Stock, par value $0.01 per share ("Care Common Stock"), issued and outstanding immediately prior to the time of the consummation of the Merger (the "Effective Time") shall automatically be converted into the right to receive 0.71 (the "Exchange Ratio") shares of Regency's Common Stock, par value $0.01 per share ("Regency Common Stock").

           The transactions contemplated by the Merger are subject to certain conditions, including, without limitation, the approval by regulatory agencies and the stockholders of each of Care and Regency. Care anticipates that the Merger will be consummated in the second calendar quarter of 1994.

           In conjunction with the Merger Agreement, Care and Regency took several steps to facilitate completion of the Merger including: (i) Regency and holders of a majority of the outstanding shares of Care Common Stock entered into a Voting Agreement pursuant to which if Regency holds a special meeting of stockholders for the purpose of voting on the transactions contemplated by the Merger Agreement and the stockholders of Regency approve such transactions by the affirmative vote of a majority of the outstanding shares of Regency Common Stock, then each of such stockholders agreed to vote all shares of Care Common Stock beneficially owned by it in favor of the transactions contemplated by the Merger Agreement as set forth in such Voting Agreement, and (ii) Care and holders of approximately 24% of the outstanding shares of Regency Common Stock entered into a Voting Agreement pursuant to which each of such stockholders agreed to vote all shares of Regency Common Stock owned by it in favor of the transactions contemplated by the Merger Agreement as set forth in such Voting Agreement.

           Copies of the Merger Agreement and each of the Voting
      Agreements are filed as exhibits to this Form 8-K.


Item 7.    Financial Statements and Exhibits

(c)  Exhibits

      2.5 Agreement and Plan of Merger, dated as of December 20, 1993, between Regency Health Services, Inc. and Care
            Enterprises, Inc.

      10.16 Voting Agreement, dated December 27, 1993, between Care Enterprises, Inc. and certain stockholders of Regency
            Health Services, Inc. named therein.

      10.17 Voting Agreement, dated December 27, 1993, between
            Regency Health Services, Inc. and certain stockholders of Care Enterprises, Inc. named therein.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Care Enterprises, Inc.

January 4, 1994                /s/ GARY L. MASSIMINO
                               Gary L. Massimino,
                               Executive Vice President
                               Chief Financial Officer